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                                                                    Exhibit 21.1

             SUBSIDIARIES OF INSIGHT HEALTH SERVICES HOLDINGS CORP.

               NAME OF SUBSIDIARY                     STATE OF ORGANIZATION
-------------------------------------------------     ---------------------
Berwyn Magnetic Resonance Center, LLC                       Illinois
Comprehensive Medical Imaging, Inc.                         Delaware
Comprehensive Medical Imaging Centers, Inc.                 Delaware
Comprehensive Medical Imaging-Bakersfield, Inc.             Delaware
Comprehensive Medical Imaging-Biltmore, Inc.                Delaware
Comprehensive Medical Imaging-Fairfax, Inc.                 Delaware
Comprehensive Medical Imaging-Fremont, Inc.                 Delaware
Comprehensive Medical Imaging-San Francisco, Inc.           Delaware
Comprehensive OPEN MRI-Carmichael/Folsom, LLC               California
Comprehensive OPEN MRI-East Mesa, Inc.                      Delaware
Comprehensive OPEN MRI-Garland, Inc                         Delaware
Connecticut Lithotripsy, LLC                                Connecticut
Daniel Freeman MRI, LLC                                     California
Diagnostic Solutions Corp.                                  Delaware
Dublin Diagnostic Imaging, LLC                              Ohio
Encinitas Imaging Center, LLC                               California
Garfield Imaging Center, Ltd.                               California
Granada Hills Open MRI, LLC                                 California
IMI of Arlington, Inc.                                      Delaware
IMI of Kansas City, Inc.                                    Delaware
InSight Health Corp.                                        Delaware
InSight Health Services Corp.                               Delaware
InSight Imaging Services Corp.                              Delaware
InSight-Premier Health, LLC                                 Maine
InSight ProScan, LLC                                        Ohio
Jefferson MRI                                               Texas
Jefferson MRI-Bala                                          Texas
Kessler Imaging Associates, LLC                             New Jersey
Lockport MRI, LLC                                           New York
Los Gatos Imaging Center                                    Texas
Maxum Health Corp.                                          Delaware
Maxum Health Services Corp.                                 Delaware
Maxum Health Services of Dallas, Inc.                       Texas
Maxum Health Services of North Texas, Inc.                  Texas
Mesa MRI                                                    Texas
Mountain View MRI                                           Texas
MRI Associates, L.P.                                        Indiana
NDDC, Inc.                                                  Texas
Open MRI, Inc.                                              Delaware
Orange County Regional PET Center-Irvine, LLC               California
Parkway Imaging Center, LLC                                 Nevada
Phoenix Regional PET Center-Thunderbird, LLC                Arizona

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
Radiosurgery Centers, Inc.                                  Delaware
Rainbow Imaging, LLC                                        New York
San Fernando Valley Regional PET Center, LLC                California
Signal Medical Services, Inc.                               Delaware
St. John's Regional Imaging Center, LLC                     California
Sun Coast Imaging Center, LLC                               Florida
Syncor Diagnostics Bakersfield, LLC                         California
Syncor Diagnostics Sacramento, LLC                          California
TME Arizona, Inc                                            Texas
Valencia MRI, LLC                                           California
Wilkes-Barre Imaging, LLC                                   Pennsylvania
Woodbridge MRI                                              Texas